Press Release
Atlas Air Worldwide
2000 Westchester Avenue, Purchase, New York 10577 •(914) 701-8000

FOR IMMEDIATE RELEASE

Contacts: Dan Loh (Investors) –(914) 701-8200

Elizabeth Roach (Media) – (914) 701-6576

Atlas Air Worldwide
Reports Third-Quarter 2017 Results

Significant Revenue and Volume Growth
Warrant Accounting Resulted in Reported Loss from Continuing Operations of $24.2 Million
Excluding Warrant Accounting, Adjusted Income from Continuing Operations Was $29.7 Million After $1.7 Million Impact Related to Hurricanes
10 Aircraft Now Placed with Amazon
Anticipating Strong Fourth Quarter; Slight Adjustment to Full-Year Outlook

PURCHASE, N.Y., November 7, 2017 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced a loss from continuing operations, net of taxes, of $24.2 million, or $0.96 per diluted share, including an unrealized loss on warrants of $44.8 million, for the three months ended September 30, 2017. Results compared with a loss from continuing operations, net of taxes, of $7.5 million, or $0.30 per diluted share, for the three months ended September 30, 2016, which was primarily due to the tax impact of nondeductible expenses.

On an adjusted basis, income from continuing operations, net of taxes, in the third quarter of 2017 totaled $29.7 million, or $1.08 per diluted share, which included a negative impact of $1.7 million, or $0.06 per diluted share, related to hurricanes. Results for the period compared with adjusted income of $27.4 million, or $1.09 per diluted share, in the year-ago quarter.

“We are encouraged by our performance in the third quarter, with 20% increases in both revenue and block hours, and higher direct contribution in all of our segments,” said President and Chief Executive Officer William J. Flynn. “Reflecting the strong demand for our services, yields rose and the utilization of our aircraft increased.

“We also placed and began operating our seventh 767-300 aircraft for Amazon in August, and introduced aircraft eight, nine and 10 in October. We remain on track to ramp up to a full 20 aircraft for Amazon by the end of 2018.

“In addition, we commenced flying for two new customers during the quarter – DHL Global Forwarding and Hong Kong Air Cargo, and we started operating our second 747-400 freighter for Nippon Cargo Airlines.

“While demand, volumes, yields and utilization increased during the third quarter, some of that performance was offset by higher maintenance expenses, labor-related operational disruptions and Hurricanes Irma and Harvey.”

Mr. Flynn added: “We were pleased to provide support and assistance for communities affected by the recent hurricanes. In September, we provided relief to affected pilots, other employees, and their families in the Miami and Houston areas as well as charitable donations for local recovery efforts. In October, we donated to the relief efforts in Puerto Rico following Hurricane Maria, and we partnered with JetBlue to deliver 117 tonnes of humanitarian aid to the island on our aircraft. We also operated multiple hurricane-relief charters on behalf of Atlas Air and our customers, with the speed that only airfreight can provide.

“We are looking forward to a strong fourth quarter, and anticipate solid peak-season yields and volumes. Reflecting our year-to-date results and our fourth-quarter expectations, we anticipate that our full-year 2017 adjusted income from continuing operations, net of taxes, will grow by a high-single-digit to low-double-digit percentage compared with our 2016 adjusted income of $114.3 million.”

Mr. Flynn concluded: “The future for Atlas and for airfreight is bright. Growth in Asia and an expansion of the global middle class are transforming the global economy. Increased disposable income will support a strong future for global trade and the consumption of goods. And our strategic focus on express and e-commerce service and the faster-growing Asian markets positions us for further business growth as we carry through the balance of 2017, into 2018 and beyond.”

Third-Quarter Results

ACMI segment contribution in the third quarter of 2017 was slightly higher compared with the prior-year period, as an increase in flying was largely offset by higher maintenance costs and labor-related operational disruptions. Segment revenue growth benefited from an increase in block-hour volumes as well as higher aircraft utilization.

Higher Charter segment contribution during the period was primarily driven by an increase in commercial yields, partially offset by higher maintenance costs, the redeployment of a 747-8F aircraft to the ACMI segment, hurricane-related impacts and labor-related operational disruptions. Higher average rates during the quarter primarily reflected the impact of Charter capacity we purchased from our ACMI customers on flights that had no associated Charter block hours, higher fuel prices and higher commercial yields.

In Dry Leasing, higher segment contribution primarily reflected a reduction in interest expense due to the scheduled repayment of debt related to dry leased 777 aircraft and the placement of 767-300 converted aircraft.

Reported earnings in the third quarter also included an effective income tax expense rate of 72.7%, due mainly to nontaxable changes in the value of outstanding warrants. On an adjusted basis, our results reflected an effective income tax rate of 24.3%.

Nine-Month Results

For the nine months ended September 30, 2017, our continuing operations generated income of $14.9 million, or $0.58 per diluted share, which included the impact of an unrealized loss on financial instruments of $36.2 million related to outstanding warrants. For the nine months ended September 30, 2016, our income from continuing operations totaled $13.9 million, or a loss of $0.49 per diluted share, after the impact of warrant accounting and transaction-related expenses.

On an adjusted basis, income from continuing operations in the first nine months of 2017 totaled $67.1 million, or $2.48 per diluted share, compared with $55.3 million, or $2.20 per diluted share, in the first nine months of 2016.

Cash and Short-Term Investments

At September 30, 2017, our cash, cash equivalents, short-term investments and restricted cash totaled $187.0 million, compared with $142.6 million at December 31, 2016.

The change in position resulted from cash provided by operating and financing activities, partially offset by cash used for investing activities.

Net cash provided by financing activities during the first nine months of 2017 primarily reflected proceeds from our issuance of convertible notes and our financings of 767-300 aircraft, partially offset by payments on debt obligations. In October, we completed the financings of three additional 767-300 aircraft, which generated cash of $72.6 million.

Net cash used for investing activities during the first nine months primarily related to capital expenditures and payments for flight equipment and modifications, including the acquisition of 767-300 aircraft to be converted to freighter configuration, spare engines and GEnx engine performance upgrade kits.

Labor Update

In September 2017, the company requested the U.S. District Court for the District of Columbia to issue a preliminary injunction to require the International Brotherhood of Teamsters to meet its obligations under the Railway Labor Act and stop its illegal, intentional work slowdowns and service interruptions, which are intended to gain leverage in pilot contract negotiations with the company.

The hearing was completed in early November and a ruling on the request for a preliminary injunction is expected later this month.

Outlook

Looking to the fourth quarter and full year, we anticipate increased peak-season yields and volumes, including our additional seasonal flying for express and e-commerce operators.

Consistent with our year-to-date performance and our fourth-quarter expectations, we anticipate that our full-year 2017 adjusted income from continuing operations, net of taxes, will grow by a high-single-digit to low-double-digit percentage compared with our 2016 adjusted income of $114.3 million.

For the full year, we expect total block hours to increase approximately 20% compared with 2016, with about 75% of our hours in ACMI and the balance in Charter.

Aircraft maintenance expense in 2017 should total approximately $275 million, and depreciation and amortization is expected to total approximately $165 million. In addition, core capital expenditures, which exclude aircraft and engine purchases, are expected to total approximately $75 to $80 million, mainly for parts and components for our fleet.

We provide guidance on an adjusted basis because we are unable to predict, with reasonable certainty, the effects of outstanding warrants and other items that could be material to our reported results.

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s third-quarter 2017 financial and operating results at 11:00 a.m. Eastern Time on Wednesday, November 7, 2017.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information,” click on “Presentations” and on the link to the third-quarter call) or at the following Web address:

https://edge.media-server.com/m6/p/8vmmjqw2

For those unable to listen to the live call, a replay will be archived on the above websites following the call. A replay will also be available through November 13 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 97404926#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include EBITDA, as adjusted; Direct Contribution; Adjusted income from continuing operations, net of taxes; Adjusted Diluted EPS from continuing operations, net of taxes; Adjusted effective tax rate; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Income from continuing operations, net of taxes; Diluted EPS from continuing operations, net of taxes; Effective tax rate; and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the company’s ongoing operations and in planning and forecasting future periods. In addition, management’s incentive compensation will be determined, in part, by using Adjusted Income from continuing operations, net of taxes. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc., Southern Air Holdings, Inc. and Titan Aviation Holdings, Inc., and is the majority shareholder of Polar Air Cargo Worldwide, Inc. Our companies operate the world’s largest fleet of 747 freighter aircraft and provide customers a broad array of Boeing 747, 777, 767, 757 and 737 aircraft for domestic, regional and international applications.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon, including the cost and timing of securing any aircraft necessary to fulfill our agreements; the risk that the anticipated benefits of our agreements with Amazon will not be realized when expected, or at all; the possibility that Amazon may terminate its agreements with the companies; the effect of the announcement or pendency of the transactions contemplated by the agreements with Amazon; failure to successfully integrate the Southern Air business; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2017 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended

	September 30, 2017	September 30, 2016 September 30, 2017			September 30, 2016

Operating Revenue	$535,748	$448,015	$	1,528,508	$1,309,902
Operating Expenses
Salaries, wages and benefits	114,505	125,978		330,080	321,365
Aircraft fuel	74,048	65,409		239,966	189,982
Maintenance, materials and repairs	74,457	49,761		212,042	162,220
Depreciation and amortization	42,033	37,509		120,913	109,722
Travel	38,260	31,958		105,510	94,291
Aircraft rent	33,873	35,730		103,738	109,490
Navigation fees, landing fees and other rent	33,468	15,640		77,258	56,391
Passenger and ground handling services	28,491	21,673		77,187	64,571
Loss (gain) on disposal of aircraft	211	(11)		64	(11)
Special charge	—	—		—	6,631
Transaction-related expenses	1,092	3,905		3,403	21,486
Other	42,598	34,465		123,121	106,885

Total Operating Expenses	483,036	422,017		1,393,282	1,243,023

Operating Income	52,712	25,998		135,226	66,879

Non-operating Expenses (Income)
Interest income	(1,688)	(1,316)		(4,286)	(4,325)
Interest expense	26,553	21,355		72,747	63,595
Capitalized interest	(1,922)	(1,059)		(5,633)	(2,106)
Loss on early extinguishment of debt	167	—		167	132
Unrealized loss (gain) on financial instruments	44,775	1,462		36,225	(25,013)
Other income	(1,165)	(180)		(357)	(372)

Total Non-operating Expenses (Income)	66,720	20,262		98,863	31,911

Income (loss) from continuing operations before income taxes	(14,008)	5,736		36,363	34,968
Income tax expense	10,187	13,237		21,479	21,079

Income (loss) from continuing operations, net of taxes	(24,195)	(7,501)		14,884	13,889
Income (loss) from discontinued operations, net of taxes	33	(445)		(859)	(790)

Net Income (Loss)	$(24,162)	$(7,946)	$	14,025	$13,099

Earnings (loss) per share from continuing operations:
Basic	$(0.96)	$(0.30)		$0.59	$0.56

Diluted	$(0.96)	$(0.30)		$0.58	$(0.49)

Earnings (loss) per share from discontinued operations:
Basic	$0.00	$(0.02)		$(0.03)	$(0.03)

Diluted	$0.00	$(0.02)		$(0.03)	$(0.03)

Earnings (loss) per share:
Basic	$(0.96)	$(0.32)		$0.56	$0.53

Diluted	$(0.96)	$(0.32)		$0.54	$(0.52)

Weighted average shares:
Basic	25,262	24,840		25,229	24,788

Diluted	25,262	24,840		25,822	25,116

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	September 30, 2017 December 31, 2016

Assets
Current Assets
Cash and cash equivalents	$165,250	$123,890
Short-term investments	10,676	4,313
Restricted cash	11,030	14,360
Accounts receivable, net of allowance of $1,230 and $997, respectively	172,205	166,486
Prepaid maintenance	13,181	4,418
Prepaid expenses and other current assets	77,434	44,603

Total current assets	449,776	358,070
Property and Equipment
Flight equipment	4,267,354	3,886,714
Ground equipment	73,653	68,688
Less: accumulated depreciation	(670,443)	(568,946)
Flight equipment modifications in progress	228,040	154,226

Property and equipment, net	3,898,954	3,540,682
Other Assets
Long-term investments and accrued interest	19,234	27,951
Deferred costs and other assets	210,611	204,647
Intangible assets, net and goodwill	108,727	116,029

Total Assets	$4,687,302	$4,247,379

Liabilities and Equity
Current Liabilities
Accounts payable	$62,540	$59,543
Accrued liabilities	421,670	320,887
Current portion of long-term debt and capital lease	196,509	184,748

Total current liabilities	680,719	565,178
Other Liabilities
Long-term debt and capital lease	1,908,835	1,666,663
Deferred taxes	318,171	298,165
Financial instruments and other liabilities	204,408	200,035

Total other liabilities	2,431,414	2,164,863
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 30,090,510 and 29,633,605 shares issued, 25,283,100 and 25,017,242 shares outstanding (net of treasury stock), as of September 30, 2017 and December 31, 2016, respectively	301	296
Additional paid-in-capital	710,446	657,082
Treasury stock, at cost; 4,807,410 and 4,616,363 shares, respectively	(193,426)	(183,119)
Accumulated other comprehensive loss	(4,249)	(4,993)
Retained earnings	1,062,097	1,048,072

Total equity	1,575,169	1,517,338

Total Liabilities and Equity	$4,687,302	$4,247,379

[1]	Balance sheet debt at September 30, 2017 totaled $2,105.3 million, including the impact of $105.1 million of unamortized discount and debt issuance costs of $49.4 million.

[2]	The face value of our debt at September 30, 2017 totaled $2,259.8 million, compared with $1,943.4 million on December 31, 2016.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Nine Months Ended
	September 30, 2017	September 30, 2016
Operating Activities:
Income (loss) from continuing operations, net of taxes	$14,884	$13,889
Less: Loss from discontinued operations, net of taxes	(859)	(790)

Net Income	14,025	13,099
Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and amortization	142,042	124,198
Accretion of debt securities discount	(892)	(968)
Provision for allowance for doubtful accounts	304	267
Special charge, net of cash payments	—	6,631
Loss on early extinguishment of debt	167	132
Unrealized loss (gain) on financial instruments	36,225	(25,013)
Loss (gain) on disposal of aircraft	64	(11)
Deferred taxes	21,106	20,794
Stock-based compensation expense	17,030	27,919
Changes in:
Accounts receivable	(12,004)	32,767
Prepaid expenses, current assets and other assets	(53,343)	(19,287)
Accounts payable and accrued liabilities	30,382	(79,684)

Net cash provided by operating activities	195,106	100,844
Investing Activities:
Capital expenditures	(66,395)	(36,872)
Payments for flight equipment and modifications	(338,524)	(237,093)
Acquisition of business, net of cash acquired	—	(107,498)
Proceeds from investments	3,247	8,843
Net cash used for investing activities	(401,672)	(372,620)
Financing Activities:
Proceeds from debt issuance	447,865	84,790
Proceeds from revolving credit facility	150,000	—
Payment of revolving credit facility	(150,000)	—
Customer maintenance reserves and deposits received	22,006	11,172
Customer maintenance reserves paid	(18,538)	—
Proceeds from sale of convertible note warrants	38,148	—
Payments for convertible note hedges	(70,140)	—
Purchase of treasury stock	(10,307)	(11,071)
Excess tax benefit from stock-based compensation expense	—	443
Payment of debt issuance costs	(11,146)	(1,078)
Payments of debt	(153,292)	(135,843)

Net cash provided by (used for) financing activities	244,596	(51,587)
Net increase (decrease) in cash, cash equivalents and restricted cash	38,030	(323,363)
Cash, cash equivalents and restricted cash at the beginning of period	138,250	438,931

Cash, cash equivalents and restricted cash at the end of period	$176,280	$115,568

Noncash Investing and Financing Activities:
Acquisition of flight equipment included in Accounts payable and accrued liabilities	$61,734	$18,510

Acquisition of flight equipment under capital lease	$32,380	$10,650

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2017	September 30, 2016 September 30, 2017		September 30, 2016
Operating Revenue:
ACMI	$258,109	$206,310	$687,982	$600,772
Charter	243,583	212,040	743,302	616,794
Dry Leasing	30,804	25,907	86,120	79,165
Customer incentive asset amortization	(1,531)	(174)	(2,873)	(174)
Other	4,783	3,932	13,977	13,345

Total Operating Revenue	$535,748	$448,015	$1,528,508	$1,309,902

Direct Contribution:
ACMI	$51,647	$51,607	$141,134	$121,837
Charter	34,808	32,948	88,877	78,580
Dry Leasing	10,245	7,413	29,629	24,699

Total Direct Contribution for Reportable Segments	96,700	91,968	259,640	225,116

Unallocated income and expenses, net	(64,463)	(80,876)	(183,418)	(186,923)
Loss on early extinguishment of debt	(167)	—	(167)	(132)
Unrealized loss (gain) on financial instruments	(44,775)	(1,462)	(36,225)	25,013
Special charge	—	—	—	(6,631)
Transaction-related expenses	(1,092)	(3,905)	(3,403)	(21,486)
Loss (gain) on disposal of aircraft	(211)	11	(64)	11

Income (loss) from continuing operations before income taxes	(14,008)	5,736	36,363	34,968

Add back (subtract):
Interest income	(1,688)	(1,316)	(4,286)	(4,325)
Interest expense	26,553	21,355	72,747	63,595
Capitalized interest	(1,922)	(1,059)	(5,633)	(2,106)
Loss on early extinguishment of debt	167	—	167	132
Unrealized loss (gain) on financial instruments	44,775	1,462	36,225	(25,013)
Other income	(1,165)	(180)	(357)	(372)

Operating Income	$52,712	$25,998	$135,226	$66,879

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing. Each segment has different commercial and economic characteristics, which are separately reviewed by our chief operating decision maker.

Direct Contribution consists of income (loss) from continuing operations before taxes, excluding loss on the early extinguishment of debt, unrealized loss (gain) on financial instruments, special charge, transaction-related expenses, loss (gain) on the disposal of aircraft, nonrecurring items, and unallocated income and expenses, net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated income and expenses, net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, other revenue and other nonoperating costs.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2017	September 30, 2016	Percent Change

Income (loss) from continuing operations, net of taxes	$(24,195)	$(7,501)	222.6%
Impact from:
Loss (gain) on disposal of aircraft	211	(11)
Costs associated with transactions[1]	1,355	30,074
Accrual for legal matters and professional fees	1,264	(210)
Noncash expenses and income, net[2]	5,474	2,081
Charges associated with refinancing debt	167	—
Unrealized loss (gain) on financial instruments	44,775	1,462
Income tax effect of reconciling items[3]	643	1,531

Adjusted income from continuing operations, net of taxes	$29,694	$27,426	8.3%

Weighted average diluted shares outstanding	25,262	24,840
Add: dilutive warrant	1,501	150
dilutive convertible notes	109	—
effect of convertible notes hedge[4]	(109)	—
dilutive restricted stock	636	285

Adjusted weighted average diluted shares outstanding	27,399	25,275

Adjusted Diluted EPS from continuing operations, net of taxes	$1.08	$1.09	(0.9)%

		For the Nine Months Ended

	September 30, 2017	September 30, 2016	Percent Change

Income from continuing operations, net of taxes	$14,884	$13,889	7.2%
Impact from:
Loss (gain) on disposal of aircraft	64	(11)
Special charge	—	6,631
Costs associated with transactions[1]	3,666	47,655
Accrual for legal matters and professional fees	1,600	6,777
Noncash expenses and income, net[2]	11,537	5,807
Charges associated with refinancing debt	167	132
Unrealized loss (gain) on financial instruments	36,225	(25,013)
Income tax effect of reconciling items[3]	(1,061)	(535)

Adjusted income from continuing operations, net of taxes	$67,082	$55,332	21.2%

Weighted average diluted shares outstanding	25,822	25,116
Add: dilutive warrant	1,230	—
effect of convertible note hedges[4]	(36)	—
Adjusted weighted average diluted shares outstanding	27,016	25,116

Adjusted Diluted EPS from continuing operations, net of taxes	$2.48	$2.20	12.7%

[1]	Costs associated with transactions in 2017 primarily related to our acquisition of Southern Air. Costs associated with transactions in 2016 primarily related to the Amazon transaction, including costs resulting from a change in control under certain benefit plans.

[2]	Noncash expenses and income, net in 2017 primarily related to amortization of debt discount on outstanding convertible notes and amortization of customer incentive asset related to outstanding warrants. Noncash expenses and income, net in 2016 primarily related to amortization of debt discount on outstanding convertible notes.

[3]	Income tax effect of reconciling items is primarily impacted by a nondeductible customer incentive and nondeductible compensation expenses resulting from a change in control, as defined under certain of the company’s benefit plans, both related to the Amazon transaction.

[4]	Impact of the economic benefit from convertible note hedges in offsetting dilution from outstanding convertible notes.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	September 30, 2017		September 30, 2016
Net Cash Provided by Operating Activities	$	82,299	$53,600
Less:
Capital expenditures		21,158	9,633
Capitalized interest		1,922	1,059

Free Cash Flow[1]	$	59,219	$42,908

	For the Nine Months Ended

	September 30, 2017		September 30, 2016

Net Cash Provided by Operating Activities	$	195,106	$100,844
Less:
Capital expenditures		66,395	36,872
Capitalized interest		5,633	2,106

Free Cash Flow[1]	$	123,078	$61,866

[1]	Free Cash Flow = Cash Flows from Operations minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

For the Three Months Ended				For the Nine Months Ended

	September 30, 2017			September 30, 2016	September 30, 2017		September 30, 2016

Income (loss) from continuing operations, net of
taxes	$	(24,195)		$(7,501)	$	14,884		$13,889
Income tax expense		10,187		13,237		21,479		21,079

Income (loss) from continuing operations before
income taxes		(14,008)		5,736		36,363		34,968
Noncash expenses and income, net[1]		5,474		2,081		11,537		5,807
Gain on disposal of aircraft		211		(11)		64		(11)
Special charge[2]		—		—		—		6,631
Costs associated with transactions[3]		1,355		30,074		3,666		47,655
Accrual for legal matters and professional fees		1,264		(210)		1,600		6,777
Charges associated with refinancing debt		167		-		167		132
Unrealized loss (gain) on financial instruments		44,775		1,462		36,225		(25,013)

Adjusted pretax income		39,238		39,132		89,622		76,946
Interest (income) expense, net[4]		19,473		17,669		55,707		53,320
Other non-operating income		(1,165)		(180)		(357)		(372)

Adjusted operating income		57,546		56,621		144,972		129,894
Depreciation and amortization		42,033		37,509		120,913		109,722

EBITDA, as adjusted[5]	$	99,579		$94,130	$	265,885		$239,616
Income tax expense	$	10,187		$13,237	$	21,479		$21,079
Income tax effect of reconciling items[6]		643		1,531		(1,061)		(535)

Adjusted income tax expense		9,544		11,706		22,540		21,614
Adjusted pretax income	$	39,238		$39,132	$	89,622		$76,946

Adjusted effective tax rate		24.3	%	29.9%		25.2	%	28.1%

[1]	Reflects impact of noncash expenses and income related to convertible notes, debt and investments, and amortization of customer incentive related to outstanding warrants.

[2]	Special charge in 2016 primarily represented a loss on engines held for sale.

[3]	Costs associated with transactions in 2017 primarily related to our acquisition of Southern Air. Costs associated with transactions in 2016 primarily related to the Amazon transaction, including costs resulting from a change in control under certain benefit plans.

[4]	Reflects impact of noncash expenses and income related to convertible notes, debt, operating leases and investments.

[5]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, noncash interest expenses and income, net, gain on disposal of aircraft, special charge, transaction-related expenses, accrual for legal matters and professional fees, charges associated with refinancing debt, and unrealized loss (gain) on financial instruments, as applicable.

[6]	See Non-GAAP reconciliation of Adjusted income from continuing operations, net of taxes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended		Increase/ For the Nine Months Ended			Increase/
	September 30, 2017	September 30, 2016	(Decrease) September 30, 2017		September 30, 2016	(Decrease)
Block Hours
ACMI	50,243	39,448	10,795	133,978	108,839	25,139
Charter
Cargo	8,680	9,797	(1,117)	30,908	26,698	4,210
Passenger	5,447	4,474	973	14,903	12,753	2,150
Other	467	456	11	1,452	1,349	103

Total Block Hours	64,837	54,175	10,662	181,241	149,639	31,602

Revenue Per Block Hour
ACMI	$5,137	$5,230	$(93)	$5,135	$5,520	$(385)
Charter	$17,242	$14,858	$2,384	$16,225	$15,634	$591
Cargo	$17,660	$13,926	$3,734	$16,258	$14,878	$1,380
Passenger	$16,577	$16,899	$(322)	$16,159	$17,218	$(1,059)
Average Utilization (block hours per day)
ACMI[1]	9.0	8.7	0.3	9.0	8.7	0.3
Charter
Cargo	9.9	8.9	1.0	9.6	8.5	1.1
Passenger	8.8	8.1	0.7	8.0	8.6	(0.6)

All Operating Aircraft[1,2]	9.1	8.8	0.3	9.0	8.8	0.2
Fuel
Charter
Average fuel cost per gallon	$1.84	$1.61	$0.23	$1.85	$1.69	$0.16
Fuel gallons consumed (000s)	40,275	40,718	(443)	129,420	112,248	17,172

[1]	ACMI and All Operating Aircraft averages in the third quarter and first nine months of 2017 reflect the impact of increases in the number of CMI aircraft and amount of CMI flying compared with the same periods of 2016.

[2]	Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended	Increase/		For the Nine Months Ended	Increase/

	September 30, 2017	September 30, 2016 (Decrease)		September 30, 2017	September 30, 2016 (Decrease)

Segment Operating Fleet (average aircraft equivalents during the period)
ACMI[1]
747-8F Cargo	9.5	7.9	1.6	8.1	8.2	(0.1)
747-400 Cargo	15.1	12.9	2.2	14.0	13.0	1.0
747-400 Dreamlifter	3.1	2.8	0.3	3.1	2.9	0.2
777-200 Cargo	5.0	5.0	—	5.0	3.2	1.8
767-300 Cargo	12.2	4.6	7.6	8.7	4.0	4.7
767-200 Cargo	9.0	9.0	—	9.0	9.0	—
737-400 Cargo	5.0	5.0	—	5.0	3.2	1.8
747-400 Passenger	1.0	1.0	—	1.0	1.0	—
767-200 Passenger	1.0	1.0	—	1.0	1.0	—

Total	60.9	49.2	11.7	54.9	45.5	9.4
Charter
747-8F Cargo	0.5	2.1	(1.6)	1.9	1.8	0.1
747-400 Cargo	9.0	9.8	(0.8)	9.9	9.7	0.2
747-400 Passenger	1.9	2.0	(0.1)	2.0	2.0	—
767-300 Passenger	4.8	4.0	0.8	4.8	3.4	1.4

Total	16.2	17.9	(1.7)	18.6	16.9	1.7
Dry Leasing
777-200 Cargo	6.0	6.0	—	6.0	6.0	—
767-300 Cargo	8.6	2.6	6.0	6.0	2.0	4.0
757-200 Cargo	1.0	1.0	—	1.0	1.0	—
737-300 Cargo	1.0	1.0	—	1.0	1.0	—
737-800 Passenger	1.0	1.0	—	1.0	1.0	—

Total	17.6	11.6	6.0	15.0	11.0	4.0

Less: Aircraft Dry Leased to CMI customers	(8.6)	(2.6)	(6.0)	(6.0)	(2.0)	(4.0)

Total Operating Average Aircraft Equivalents	86.1	76.1	10.0	82.5	71.4	11.1

[1]	ACMI average fleet excludes spare aircraft provided by CMI customers.